Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: October 19, 2015
FOR IMMEDIATE RELEASE

Washington Trust Reports Third Quarter 2015 Earnings
WESTERLY, R.I., October 19, 2015 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced net income of $10.2 million, or 60 cents per diluted share, for the third quarter of 2015, compared to net income of $11.5 million, or 68 cents per diluted share, reported for the second quarter of 2015. The decrease in earnings was largely reflective of conditions affecting revenues in several business lines, including mortgage banking, commercial banking and wealth management.
Earnings on a year-to-date basis are up 10% over the same period in 2014. Returns on average equity and average assets were 12.17% and 1.20%, respectively, for the nine months ended September 30, 2015, compared to 11.60% and 1.21%, respectively, for the same period in 2014.

"Washington Trust's third quarter results reflect our continued efforts to compete and grow in a challenging environment," stated Joseph J. MarcAurele, Chairman and Chief Executive Officer.  "During the quarter we completed the acquisition of Halsey Associates, Inc., providing a wealth management presence and client base in Connecticut. While loan growth was affected by strong competition and other factors, asset quality remained very satisfactory and we had solid deposit growth in the quarter."

Acquisition of Halsey Associates, Inc.
The acquisition of Halsey Associates, Inc. ("Halsey"), a registered investment adviser firm located in New Haven, CT, was completed on August 1, 2015.  The cost to acquire Halsey was $10.0 million, including approximately $1.7 million in cash, $5.4 million in the form of 136,543 shares of Washington Trust common stock and $2.9 million for the estimated present value of future earn-outs to be paid. As of the date of acquisition, Halsey's assets under administration amounted to approximately $840 million. The transaction resulted in the recognition of intangible assets and goodwill of approximately $6.6 million and $6.7 million, respectively. Acquisition related expenses amounted to $504 thousand in the third quarter and $433 thousand in the second quarter. On an after-tax basis, these acquisition related expenses resulted in a charge of 3 cents per diluted share in the third quarter of 2015 and 2 cents per diluted share in the second quarter of 2015. A small amount of acquisition related expenses is expected to be recognized in the fourth quarter of 2015.

Washington Trust
Page 2, October 19, 2015

Net Interest Income
Net interest income totaled $26.0 million for the third quarter of 2015, a slight decrease from the second quarter of 2015. This reflects continued pressure on net interest margin, a lower level of prepayment fee income and a modest increase of average interest‑earning assets of $46.1 million, or 1%.

The net interest margin was 3.07% for the third quarter of 2015, down 8 basis points from the previous quarter. Commercial loan prepayment fee income, which is included in net interest income, amounted to $169 thousand in the third quarter of 2015, compared to $519 thousand in the prior quarter. Excluding the loan prepayment fee income in each period, the third quarter net interest margin was 3.05%, down by 4 basis points on a linked quarter basis. This decline in the net interest margin reflects continued pressure on asset yields resulting from a sustained low interest rate environment.

Noninterest Income
Noninterest income totaled $13.9 million for the third quarter of 2015, down by $1.3 million, or 9%, from the second quarter of 2015. Significant linked quarter changes included:

•
Wealth management revenues totaled $8.9 million for the third quarter, down slightly by $10 thousand, or 0.1%, from the previous quarter. While total wealth management revenues were essentially unchanged, included in these results were $662 thousand of revenues generated by Halsey since the August 1 acquisition date. Overall wealth management revenues were affected by equity market declines in the quarter and also included a $344 thousand decline in tax preparation fees, which are typically concentrated in the second quarter.

Wealth management assets under administration amounted to $5.7 billion at September 30, 2015, up by $503 million, or 9.6%, in the quarter. While the net increase reflects the addition of assets under administration attributable to Halsey, total wealth management assets under administration were impacted by financial market declines.

•
Mortgage banking revenues (net gains on loan sales and commissions on loans originated for others) totaled $2.0 million for the third quarter, down by $785 thousand, or 29%, on a linked quarter basis. The decline largely reflects a lower yield on loan sales and a decrease in loan sales volume. Residential mortgage loans sold to the secondary market amounted to $132.4 million in the third quarter, down by $10.8 million, compared to the second quarter.

•	Loan related derivative income amounted to $327 thousand in the third quarter, down by $390 thousand from the prior quarter.

•
Other income totaled $457 thousand for the third quarter, down by $205 thousand on a linked quarter basis. The decrease was largely due to a $250 thousand settlement payment received in the second quarter on a trust preferred debt obligation previously held by the Corporation. On an after-tax basis, this second quarter transaction amounted to 1 cent per diluted share.

Washington Trust
Page 3, October 19, 2015

Noninterest Expenses
Noninterest expenses totaled $24.5 million for the third quarter of 2015, up by $239 thousand, or 1%, from the second quarter of 2015. The increase in noninterest expenses was largely attributable to the addition of Halsey for the two-month period since the date of acquisition, offset, in part, by a decline in advertising and promotion expenses due to the timing of promotional activities. Halsey noninterest expenses since the date of acquisition totaled $447 thousand, including $289 thousand of salaries and benefits expense and $110 thousand of amortization of intangible assets.

Income tax expense amounted to $5.0 million for the third quarter of 2015, down by $423 thousand, or 8%, from the amount recognized in the previous quarter. The effective tax rate for the third quarter of 2015 was 32.7%, compared to 31.9% for the second quarter of 2015. The effective tax rate for the remainder of 2015 will be approximately 32.5%.

Loans
Total loans amounted to $2.9 billion at September 30, 2015, up by $21.3 million, or 1%, from the balance at June 30, 2015. Significant linked quarter changes included:

•
Total commercial loans decreased by $3.7 million, or 0.2%, with an $8.0 million increase in commercial real estate and an $11.7 million decline in commercial and industrial. The $8.0 million increase in the commercial real estate portfolio included a $10.9 million increase in construction and development loans, but was hindered by unscheduled loan payoffs of approximately $36 million in the most recent quarter. The decline in the commercial and industrial portfolio was primarily due to decreased line utilization by commercial borrowers.

•	The residential real estate loan portfolio grew by $23.0 million, or 2%.

•	Consumer loans increased by $2.1 million, or 1%, with growth in home equity lines of credit.

Investment Securities
The securities portfolio amounted to $344.9 million at September 30, 2015, down $29.0 million, or 8%, from the balance at June 30, 2015. The decrease reflects calls of securities and routine principal pay-downs on mortgage backed securities, partially offset by purchases of U.S. government agency securities.

Deposits and Borrowings
Total deposits grew by $97.2 million, or 4%, in the third quarter of 2015 and amounted to $2.8 billion at September 30, 2015. Wholesale brokered time deposits decreased by $17.0 million from the previous quarter. Excluding wholesale brokered time deposits, in-market deposits increased by $114.2 million, or 5%. This increase included a $56.1 million, or 12%, increase in demand deposit accounts.

FHLBB advances amounted to $381.6 million at September 30, 2015, down by $89.7 million, or 19%, from June 30, 2015.

Washington Trust
Page 4, October 19, 2015

Asset Quality
Asset quality metrics remained at manageable levels in the third quarter of 2015. Total nonaccrual loans amounted to $16.8 million, or 0.57% of total loans, at September 30, 2015, up from $15.1 million, or 0.52%, at June 30, 2015. Total past due loans amounted to $21.8 million, or 0.74% of total loans, at September 30, 2015, down from $24.0 million, or 0.82% of total loans, at June 30, 2015.

A loan loss provision totaling $200 thousand was charged to earnings in the third quarter of 2015, compared to a loss provision of $100 thousand recognized in the second quarter of 2015. The third quarter provision includes loan loss allocations commensurate with growth in loan portfolio balances, offset by reductions in other loan loss exposures based on management's assessment of continued improvement in credit quality conditions. Net charge-offs amounted to $626 thousand in the third quarter of 2015, compared to $323 thousand in the second quarter of 2015. The allowance for loan losses was $27.2 million, or 0.92% of total loans, at September 30, 2015, compared to $27.6 million, or 0.94% of total loans, at June 30, 2015.

Capital and Dividends
Total shareholder's equity was $370.5 million at September 30, 2015, up by $11.4 million from June 30, 2015. Capital levels at September 30, 2015 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk‑based capital ratio of 12.80% at September 30, 2015, compared to 12.78% at June 30, 2015.

The Board of Directors declared a quarterly dividend of 34 cents per share for the quarter ended September 30, 2015. The dividend was paid on October 14, 2015 to shareholders of record on October 1, 2015.

Conference Call
Washington Trust will host a conference call to discuss third quarter results, business highlights and outlook on Tuesday, October 20, 2015 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-0784. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-870-5176 and entering the Replay PIN Number 13621367; the audio replay will be available through October 30, 2015. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, and will be available through December 31, 2015.

Washington Trust
Page 5, October 19, 2015

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ OMX® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; additional government intervention in the U.S. financial system; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of the our competition; changes in legislation or regulation and accounting principles, policies and guidelines; the ability to fully realize the expected cost savings and revenues from the Halsey acquisition; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except par value)	Sep 30, 2015	Dec 31, 2014
Assets:
Cash and due from banks	$106,445	$76,386
Short-term investments	3,629	3,964
Mortgage loans held for sale (including $21,136 at September 30, 2015 and $30,321 at December 31, 2014 measured at fair value)	31,805	45,693
Securities:
Available for sale, at fair value	323,795	357,662
Held to maturity, at amortized cost (fair value $21,820 at September 30, 2015 and $26,008 at December 31, 2014)	21,140	25,222
Total securities	344,935	382,884
Federal Home Loan Bank stock, at cost	37,730	37,730
Loans:
Commercial	1,579,854	1,535,488
Residential real estate	1,024,214	985,415
Consumer	345,850	338,373
Total loans	2,949,918	2,859,276
Less allowance for loan losses	27,161	28,023
Net loans	2,922,757	2,831,253
Premises and equipment, net	28,180	27,495
Investment in bank-owned life insurance	65,000	63,519
Goodwill	64,803	58,114
Identifiable intangible assets, net	10,832	4,849
Other assets	58,720	54,987
Total assets	$3,674,836	$3,586,874
Liabilities:
Deposits:
Demand deposits	$513,856	$459,852
NOW accounts	358,973	326,375
Money market accounts	855,858	802,764
Savings accounts	305,775	291,725
Time deposits	801,818	874,102
Total deposits	2,836,280	2,754,818
Federal Home Loan Bank advances	381,649	406,297
Junior subordinated debentures	22,681	22,681
Other liabilities	63,699	56,799
Total liabilities	3,304,309	3,240,595
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued and outstanding 16,984,737 shares at September 30, 2015 and 16,746,363 shares at December 31, 2014	1,062	1,047
Paid-in capital	109,724	101,204
Retained earnings	268,166	252,837
Accumulated other comprehensive loss	(8,425)	(8,809)
Total shareholders’ equity	370,527	346,279
Total liabilities and shareholders’ equity	$3,674,836	$3,586,874

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	(Dollars and shares in thousands, except per share amounts)	Three Months		Nine Months
	Periods ended September 30,	2015	2014	2015	2014
	Interest income:
Interest and fees on loans		$28,626	$27,239	$85,718	$78,997
Interest on securities:	Taxable	2,178	2,397	6,613	8,038
	Nontaxable	366	519	1,203	1,658
	Dividends on Federal Home Loan Bank stock	309	140	638	420
	Other interest income	47	36	101	99
	Total interest and dividend income	31,526	30,331	94,273	89,212
	Interest expense:
	Deposits	3,308	3,317	10,045	9,406
	Federal Home Loan Bank advances	1,987	1,832	5,780	5,831
	Junior subordinated debentures	232	241	714	723
	Other interest expense	2	3	7	10
	Total interest expense	5,529	5,393	16,546	15,970
	Net interest income	25,997	24,938	77,727	73,242
	Provision for loan losses	200	600	300	1,350
	Net interest income after provision for loan losses	25,797	24,338	77,427	71,892
	Noninterest income:
	Wealth management revenues	8,902	8,374	26,249	24,969
	Merchant processing fees	—	—	—	1,291
	Net gains on loan sales and commissions on loans originated for others	1,963	1,742	7,296	4,688
	Service charges on deposit accounts	986	881	2,894	2,459
	Card interchange fees	849	804	2,389	2,264
	Income from bank-owned life insurance	498	468	1,480	1,354
	Loan related derivative income	327	339	1,689	562
	Equity in earnings (losses) of unconsolidated subsidiaries	(69)	(63)	(224)	(213)
	Gain on sale of business line	—	—	—	6,265
	Other income	457	580	1,421	1,670
	Total noninterest income	13,913	13,125	43,194	45,309
	Noninterest expense:
	Salaries and employee benefits	15,971	14,516	46,971	43,845
	Net occupancy	1,721	1,557	5,276	4,672
	Equipment	1,424	1,211	4,140	3,682
	Merchant processing costs	—	—	—	1,050
	Outsourced services	1,250	1,138	3,774	3,197
	Legal, audit and professional fees	630	494	1,916	1,710
	FDIC deposit insurance costs	467	442	1,376	1,295
	Advertising and promotion	356	368	1,201	1,140
	Amortization of intangibles	260	161	571	489
	Debt prepayment penalties	—	—	—	6,294
	Other expenses	2,459	2,160	7,143	6,413
	Total noninterest expense	24,538	22,047	72,368	73,787
	Income before income taxes	15,172	15,416	48,253	43,414
	Income tax expense	4,964	4,878	15,532	13,781
	Net income	$10,208	$10,538	$32,721	$29,633

	Weighted average common shares outstanding - basic	16,939	16,714	16,837	16,673
	Weighted average common shares outstanding - diluted	17,102	16,855	17,027	16,832
Per share information:	Basic earnings per common share	$0.60	$0.63	$1.94	$1.77
	Diluted earnings per common share	$0.60	$0.62	$1.92	$1.75
	Cash dividends declared per share	$0.34	$0.32	$1.02	$0.90

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Financial Data:
Total assets	$3,674,836	$3,644,477	$3,602,514	$3,586,874	$3,415,882
Total loans	2,949,918	2,928,584	2,880,592	2,859,276	2,674,047
Total securities	344,935	373,901	364,967	382,884	402,553
Total deposits	2,836,280	2,739,119	2,783,143	2,754,818	2,738,888
Total shareholders' equity	370,527	359,167	353,879	346,279	348,562
Net interest income	25,997	26,028	25,702	26,263	24,938
Provision for loan losses	200	100	—	500	600
Noninterest income	13,913	15,261	14,020	13,706	13,125
Noninterest expense	24,538	24,299	23,531	23,060	22,047
Income tax expense	4,964	5,387	5,181	5,218	4,878
Net income	10,208	11,503	11,010	11,191	10,538

Share Data:
Basic earnings per common share	$0.60	$0.68	$0.65	$0.67	$0.63
Diluted earnings per common share	$0.60	$0.68	$0.65	$0.66	$0.62
Dividends declared per share	$0.34	$0.34	$0.34	$0.32	$0.32
Book value per share	$21.82	$21.34	$21.10	$20.68	$20.85
Tangible book value per share - Non-GAAP (1)	$17.36	$17.61	$17.35	$16.92	$17.07
Market value per share	$38.45	$39.48	$38.19	$40.18	$32.99
Shares outstanding at end of period	16,985	16,834	16,773	16,746	16,721
Weighted average common shares outstanding - basic	16,939	16,811	16,759	16,735	16,714
Weighted average common shares outstanding - diluted	17,102	16,989	16,939	16,911	16,855

Key Ratios:
Return on average assets	1.11%	1.27%	1.23%	1.27%	1.25%
Return on average tangible assets - Non-GAAP (1)	1.13%	1.29%	1.25%	1.29%	1.27%
Return on average equity	11.13%	12.88%	12.54%	12.68%	12.15%
Return on average tangible equity - Non-GAAP (1)	13.82%	15.62%	15.27%	15.44%	14.86%
Tier 1 risk-based capital	11.83% (i)	11.79%	11.78%	11.52%	12.15%
Total risk-based capital	12.80% (i)	12.78%	12.80%	12.56%	13.26%
Tier 1 leverage ratio	9.25% (i)	9.31%	9.21%	9.14%	9.35%
Tier 1 common equity (2)	11.05% (i)	11.00%	10.98%	N/A	N/A
Equity to assets	10.08%	9.86%	9.82%	9.65%	10.20%
Tangible equity to tangible assets - Non-GAAP (1)	8.19%	8.28%	8.22%	8.04%	8.51%
(i) - estimated

Wealth Management Revenues:
Trust and investment management fees	$7,768	$7,238	$7,142	$7,059	$6,982
Mutual fund fees	989	1,032	1,036	1,068	1,100
Asset-based revenues	8,757	8,270	8,178	8,127	8,082
Transaction-based revenues	145	642	257	282	292
Total wealth management revenues	$8,902	$8,912	$8,435	$8,409	$8,374

Wealth Management Assets Under Administration:
Balance at beginning of period	$5,211,548	$5,159,663	$5,069,966	$4,983,464	$5,010,588
Acquisition of Halsey Associates, Inc. (Aug. 1, 2015)	839,994	—	—	—	—
Net investment appreciation (depreciation) & income	(316,121)	(13,932)	80,872	111,715	(29,199)
Net client cash flows	(21,220)	65,817	8,825	(25,213)	2,075
Balance at end of period	$5,714,201	$5,211,548	$5,159,663	$5,069,966	$4,983,464

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

(2)	New capital ratio effective January 1, 2015 under the Basel III capital requirements.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Nine Months Ended
(Dollars in thousands)	Sep 30, 2015	Sep 30, 2014
Key Ratios:
Return on average assets	1.20%	1.21%
Return on average tangible assets - Non-GAAP (1)	1.22%	1.24%
Return on average equity	12.17%	11.60%
Return on average tangible equity - Non-GAAP (1)	14.90%	14.24%

Allowance for Loan Losses:
Balance at beginning of period	$28,023	$27,886
Provision charged to earnings	300	1,350
Charge-offs	(1,401)	(1,638)
Recoveries	239	170
Balance at end of period	$27,161	$27,768

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$312	$958
Commercial & industrial	367	328
Residential real estate mortgages	62	36
Consumer	421	146
Total	$1,162	$1,468

Net charge-offs to average loans (annualized)	0.05%	0.08%

Wealth Management Revenues:
Trust and investment management fees	$22,148	$20,495
Mutual fund fees	3,057	3,267
Asset-based revenues	25,205	23,762
Transaction-based revenues	1,044	1,207
Total wealth management revenues	$26,249	$24,969

Wealth Management Assets Under Administration:
Balance at beginning of period	$5,069,966	$4,781,958
Acquisition of Halsey Associates, Inc. (Aug. 1, 2015)	839,994	—
Net investment appreciation & income	(249,181)	146,405
Net client cash flows	53,422	55,101
Balance at end of period	$5,714,201	$4,983,464

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	For the Quarters Ended
	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial loans	3.91%	4.06%	4.02%	4.23%	4.20%
Residential real estate loans, including mortgage loans held for sale	3.90%	3.95%	4.06%	4.06%	4.06%
Consumer loans	3.79%	3.77%	3.82%	3.79%	3.83%
Total loans	3.89%	3.99%	4.01%	4.12%	4.10%
Cash, federal funds sold and other short-term investments	0.21%	0.18%	0.20%	0.18%	0.19%
FHLBB stock	3.25%	1.74%	1.77%	1.48%	1.47%
Taxable debt securities	2.73%	2.72%	2.84%	2.83%	2.94%
Nontaxable debt securities	5.95%	6.15%	6.03%	5.87%	5.86%
Total securities	3.08%	3.11%	3.23%	3.22%	3.36%
Total interest-earning assets	3.70%	3.80%	3.84%	3.91%	3.89%
Liabilities:
Interest-bearing demand deposits	0.07%	0.03%	0.09%	—%	—%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.46%	0.46%	0.45%	0.43%	0.41%
Savings accounts	0.07%	0.07%	0.06%	0.06%	0.06%
Time deposits (in-market)	0.98%	1.00%	1.05%	1.14%	1.17%
Wholesale brokered time deposits	1.29%	1.28%	1.29%	1.23%	1.09%
FHLBB advances	1.85%	1.94%	1.91%	2.28%	2.57%
Junior subordinated debentures	4.06%	4.26%	4.31%	4.22%	4.22%
Other	7.63%	6.92%	9.51%	8.50%	7.88%
Total interest-bearing liabilities	0.79%	0.79%	0.82%	0.84%	0.84%

Interest rate spread (taxable equivalent basis)	2.91%	3.01%	3.02%	3.07%	3.05%
Net interest margin (taxable equivalent basis)	3.07%	3.15%	3.18%	3.23%	3.21%

	At September 30, 2015
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$52,430	$220	($7)	$52,643
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	197,790	8,498	—	206,288
Obligations of states and political subdivisions	36,775	982	—	37,757
Individual name issuer trust preferred debt securities	29,806	—	(4,123)	25,683
Corporate bonds	1,418	8	(2)	1,424
Total securities available for sale	318,219	9,708	(4,132)	323,795
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	21,140	680	—	21,820
Total securities held to maturity	21,140	680	—	21,820
Total securities	$339,359	$10,388	($4,132)	$345,615

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
		Period End Balances At
(Dollars in thousands)		Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Loans:
Commercial:	Mortgages	$873,767	$876,589	$865,042	$843,978	$766,703
	Construction & development	121,857	110,989	89,851	79,592	58,750
	Commercial & industrial	584,230	595,959	604,630	611,918	564,920
	Total commercial	1,579,854	1,583,537	1,559,523	1,535,488	1,390,373
Residential real estate:	Mortgages	994,808	971,705	954,905	948,731	912,956
	Homeowner construction	29,406	29,558	32,659	36,684	32,624
	Total residential real estate	1,024,214	1,001,263	987,564	985,415	945,580
Consumer:	Home equity lines	252,862	249,845	239,537	242,480	240,567
	Home equity loans	47,610	47,437	46,727	46,967	46,455
	Other	45,378	46,502	47,241	48,926	51,072
	Total consumer	345,850	343,784	333,505	338,373	338,094
	Total loans	$2,949,918	$2,928,584	$2,880,592	$2,859,276	$2,674,047

	At September 30, 2015
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$919,473	92.4%
New York, New Jersey, Pennsylvania	62,678	6.3%
New Hampshire	13,473	1.3%
Total commercial real estate loans (1)	$995,624	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At September 30, 2015
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,005,610	98.1%
New Hampshire	10,867	1.1%
New York, Virginia, New Jersey, Maryland, Pennsylvania	4,200	0.4%
Ohio	1,622	0.2%
Other	1,915	0.2%
Total residential mortgages	$1,024,214	100.0%

	Period End Balances At
(Dollars in thousands)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Deposits:
Demand deposits	$513,856	$457,755	$477,046	$459,852	$476,808
NOW accounts	358,973	357,922	333,321	326,375	313,391
Money market accounts	855,858	789,334	821,353	802,764	833,318
Savings accounts	305,775	300,108	298,802	291,725	290,561
Time deposits	801,818	834,000	852,621	874,102	824,810
Total deposits	$2,836,280	$2,739,119	$2,783,143	$2,754,818	$2,738,888

Out-of-market brokered certificates of deposits included in time deposits	$267,552	$284,590	$290,863	$299,129	$211,222
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,568,728	$2,454,529	$2,492,280	$2,455,689	$2,527,666

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Asset Quality Ratios:
Total past due loans to total loans	0.74%	0.82%	0.66%	0.63%	0.75%
Nonperforming assets to total assets	0.48%	0.45%	0.48%	0.48%	0.53%
Nonaccrual loans to total loans	0.57%	0.52%	0.55%	0.56%	0.63%
Allowance for loan losses to nonaccrual loans	161.25%	182.32%	175.29%	175.75%	163.68%
Allowance for loan losses to total loans	0.92%	0.94%	0.97%	0.98%	1.04%

Nonperforming Assets:
Commercial mortgages	$4,915	$4,915	$5,115	$5,315	$6,022
Commercial construction & development	—	—	—	—	—
Commercial & industrial	1,137	1,039	2,193	1,969	1,326
Residential real estate mortgages	9,472	7,411	6,956	7,124	7,890
Consumer	1,320	1,766	1,601	1,537	1,727
Total nonaccrual loans	16,844	15,131	15,865	15,945	16,965
Nonaccrual investment securities	—	—	—	—	—
Property acquired through foreclosure or repossession	955	1,388	1,398	1,176	988
Total nonperforming assets	$17,799	$16,519	$17,263	$17,121	$17,953

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$10,637	$9,448	$9,448	$9,676	$9,677
Commercial & industrial	2,069	2,209	881	954	1,036
Residential real estate mortgages	674	679	684	1,252	1,258
Consumer	232	201	134	135	164
Accruing troubled debt restructured loans	13,612	12,537	11,147	12,017	12,135
Nonaccrual troubled debt restructured loans:
Commercial mortgages	4,498	4,498	4,698	4,898	4,898
Commercial & industrial	380	381	1,442	1,193	854
Residential real estate mortgages	613	92	338	248	441
Consumer	—	33	34	—	—
Nonaccrual troubled debt restructured loans	5,491	5,004	6,512	6,339	6,193
Total troubled debt restructured loans	$19,103	$17,541	$17,659	$18,356	$18,328

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$147	$14	$497	$—	$—
Commercial & industrial	162	2,581	229	2,136	1,129
Residential real estate mortgages	3,610	5,120	4,470	2,943	2,582
Consumer loans	899	1,634	1,512	954	1,677
Loans 30-59 days past due	$4,818	$9,349	$6,708	$6,033	$5,388

Loans 60-89 Days Past Due:
Commercial mortgages	$—	$—	$61	$—	$—
Commercial & industrial	3,455	2,299	229	1,202	314
Residential real estate mortgages	2,458	913	1,352	821	2,001
Consumer loans	338	397	565	345	356
Loans 60-89 days past due	$6,251	$3,609	$2,207	$2,368	$2,671

Loans 90 Days or More Past Due:
Commercial mortgages	$4,915	$4,915	$5,115	$5,315	$5,995
Commercial & industrial	720	638	721	181	970
Residential real estate mortgages	4,499	4,871	3,607	3,284	3,922
Consumer loans	608	647	723	897	989
Loans 90 days or more past due	$10,742	$11,071	$10,166	$9,677	$11,876

Total Past Due Loans:
Commercial mortgages	$5,062	$4,929	$5,673	$5,315	$5,995
Commercial & industrial	4,337	5,518	1,179	3,519	2,413
Residential real estate mortgages	10,567	10,904	9,429	7,048	8,505
Consumer loans	1,845	2,678	2,800	2,196	3,022
Total past due loans	$21,811	$24,029	$19,081	$18,078	$19,935

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$13,964	$12,397	$12,314	$12,721	$14,364

	For the Quarters Ended
(Dollars in thousands)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Allowance for Loan Losses:
Balance at beginning of period	$27,587	$27,810	$28,023	$27,768	$27,269
Provision charged to earnings	200	100	—	500	600
Charge-offs	(725)	(355)	(321)	(311)	(148)
Recoveries	99	32	108	66	47
Balance at end of period	$27,161	$27,587	$27,810	$28,023	$27,768

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	($4)	$196	$120	($5)	($7)
Commercial & industrial	348	26	(7)	144	63
Residential real estate mortgages	12	4	46	45	(1)
Consumer	270	97	54	61	46
Total	$626	$323	$213	$245	$101

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Three Months Ended
	September 30, 2015			June 30, 2015			September 30, 2014
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,571,645	$15,475	3.91%	$1,574,183	$15,930	4.06%	$1,380,229	$14,624	4.20%
Residential real estate loans, including loans held for sale	1,050,949	10,329	3.90%	1,025,029	10,102	3.95%	946,738	9,685	4.06%
Consumer loans	343,603	3,283	3.79%	338,809	3,183	3.77%	337,598	3,259	3.83%
Total loans	2,966,197	29,087	3.89%	2,938,021	29,215	3.99%	2,664,565	27,568	4.10%
Cash, federal funds sold and short-term investments	89,280	47	0.21%	63,858	29	0.18%	74,569	36	0.19%
FHLBB stock	37,730	309	3.25%	37,730	164	1.74%	37,730	140	1.47%
Taxable debt securities	316,214	2,178	2.73%	320,643	2,176	2.72%	323,140	2,397	2.94%
Nontaxable debt securities	37,780	567	5.95%	40,886	627	6.15%	53,374	789	5.86%
Total securities	353,994	2,745	3.08%	361,529	2,803	3.11%	376,514	3,186	3.36%
Total interest-earning assets	3,447,201	32,188	3.70%	3,401,138	32,211	3.80%	3,153,378	30,930	3.89%
Noninterest-earning assets	231,286			221,577			216,945
Total assets	$3,678,487			$3,622,715			$3,370,323
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$30,392	$5	0.07%	$38,129	$3	0.03%	$12,862	$—	—%
NOW accounts	357,128	53	0.06%	363,434	53	0.06%	311,077	47	0.06%
Money market accounts	820,597	951	0.46%	820,887	941	0.46%	798,273	830	0.41%
Savings accounts	303,587	52	0.07%	298,286	50	0.07%	291,386	46	0.06%
Time deposits (in-market)	541,486	1,338	0.98%	554,839	1,390	1.00%	623,221	1,832	1.17%
Wholesale brokered time deposits	279,839	909	1.29%	285,844	911	1.28%	204,046	562	1.09%
FHLBB advances	425,931	1,987	1.85%	391,152	1,891	1.94%	283,219	1,832	2.57%
Junior subordinated debentures	22,681	232	4.06%	22,681	241	4.26%	22,681	241	4.22%
Other	104	2	7.63%	116	2	6.92%	151	3	7.88%
Total interest-bearing liabilities	2,781,745	5,529	0.79%	2,775,368	5,482	0.79%	2,546,916	5,393	0.84%
Demand deposits	477,393			441,355			439,353
Other liabilities	52,625			48,627			37,217
Shareholders' equity	366,724			357,365			346,837
Total liabilities and shareholders' equity	$3,678,487			$3,622,715			$3,370,323
Net interest income (FTE)		$26,659			$26,729			$25,537
Interest rate spread			2.91%			3.01%			3.05%
Net interest margin			3.07%			3.15%			3.21%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)	Three Months Ended
	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014
Commercial loans	$461	$476	$329
Nontaxable debt securities	201	225	270
Total	$662	$701	$599

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Nine Months Ended
	September 30, 2015			September 30, 2014
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,563,615	$46,717	3.99%	$1,352,271	$43,733	4.32%
Residential real estate loans, including loans held for sale	1,035,408	30,745	3.97%	869,230	26,704	4.11%
Consumer loans	339,608	9,634	3.79%	333,127	9,527	3.82%
Total loans	2,938,631	87,096	3.96%	2,554,628	79,964	4.19%
Cash, federal funds sold and short-term investments	68,205	101	0.20%	65,486	99	0.20%
FHLBB stock	37,730	638	2.26%	37,730	420	1.49%
Taxable debt securities	319,786	6,613	2.76%	329,779	8,038	3.26%
Nontaxable debt securities	41,083	1,858	6.05%	56,894	2,520	5.92%
Total securities	360,869	8,471	3.14%	386,673	10,558	3.65%
Total interest-earning assets	3,405,435	96,306	3.78%	3,044,517	91,041	4.00%
Noninterest-earning assets	224,921			209,286
Total assets	$3,630,356			$3,253,803
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$35,430	$17	0.06%	$10,906	$—	—%
NOW accounts	350,151	153	0.06%	309,101	141	0.06%
Money market accounts	813,915	2,775	0.46%	748,121	2,152	0.38%
Savings accounts	298,635	148	0.07%	291,949	136	0.06%
Time deposits (in-market)	554,369	4,198	1.01%	649,166	5,645	1.16%
Wholesale brokered time deposits	286,728	2,754	1.28%	163,705	1,332	1.09%
FHLBB advances	407,363	5,780	1.90%	257,814	5,831	3.02%
Junior subordinated debentures	22,681	714	4.21%	22,681	723	4.26%
Other	116	7	8.07%	162	10	8.25%
Total interest-bearing liabilities	2,769,388	16,546	0.80%	2,453,605	15,970	0.87%
Demand deposits	452,691			424,120
Other liabilities	49,786			35,335
Shareholders' equity	358,491			340,743
Total liabilities and shareholders' equity	$3,630,356			$3,253,803
Net interest income (FTE)		$79,760			$75,071
Interest rate spread			2.98%			3.13%
Net interest margin			3.13%			3.30%

(Dollars in thousands)	Nine Months Ended
	Sep 30, 2015	Sep 30, 2014
Commercial loans	$1,378	$967
Nontaxable debt securities	655	862
Total	$2,033	$1,829

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)
	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$370,527	$359,167	$353,879	$346,279	$348,562
Less:
Goodwill	64,803	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	10,832	4,539	4,694	4,849	5,004
Total tangible shareholders' equity at end of period	$294,892	$296,514	$291,071	$283,316	$285,444

Shares outstanding at end of period	16,985	16,834	16,773	16,746	16,721

Book value per share - GAAP	$21.82	$21.34	$21.10	$20.68	$20.85
Tangible book value per share - Non-GAAP	$17.36	$17.61	$17.35	$16.92	$17.07

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$294,892	$296,514	$291,071	$283,316	$285,444

Total assets at end of period	$3,674,836	$3,644,477	$3,602,514	$3,586,874	$3,415,882
Less:
Goodwill	64,803	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	10,832	4,539	4,694	4,849	5,004
Total tangible assets at end of period	$3,599,201	$3,581,824	$3,539,706	$3,523,911	$3,352,764

Equity to assets - GAAP	10.08%	9.86%	9.82%	9.65%	10.20%
Tangible equity to tangible assets - Non-GAAP	8.19%	8.28%	8.22%	8.04%	8.51%

Calculation of Return on Average Tangible Assets:
Net income	$10,208	$11,503	$11,010	$11,191	$10,538

Total average assets	$3,678,487	$3,622,715	$3,588,881	$3,521,503	$3,370,323
Less:
Average goodwill	62,524	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	8,768	4,614	4,770	4,924	5,082
Total average tangible assets	$3,607,195	$3,559,987	$3,525,997	$3,458,465	$3,307,127

Return on average assets - GAAP	1.11%	1.27%	1.23%	1.27%	1.25%
Return on average tangible assets - Non-GAAP	1.13%	1.29%	1.25%	1.29%	1.27%

Calculation of Return on Average Tangible Equity:
Net income	$10,208	$11,503	$11,010	$11,191	$10,538

Total average shareholders' equity	$366,724	$357,365	$351,215	$352,916	$346,837
Less:
Average goodwill	62,524	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	8,768	4,614	4,770	4,924	5,082
Total average tangible shareholders' equity	$295,432	$294,637	$288,331	$289,878	$283,641

Return on average shareholders' equity - GAAP	11.13%	12.88%	12.54%	12.68%	12.15%
Return on average tangible shareholders' equity - Non-GAAP	13.82%	15.62%	15.27%	15.44%	14.86%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	Nine Months Ended
(Dollars in thousands)	Sep 30, 2015	Sep 30, 2014
Calculation of Return on Average Tangible Assets:
Net income	$32,721	$29,633

Total average assets	$3,630,356	$3,253,803
Less:
Average goodwill	59,600	58,114
Average identifiable intangible assets, net	6,065	5,244
Total average tangible assets	$3,564,691	$3,190,445

Return on average assets - GAAP	1.20%	1.21%
Return on average tangible assets - Non-GAAP	1.22%	1.24%

Calculation of Return on Average Tangible Equity:
Net income	$32,721	$29,633

Total average shareholders' equity	$358,491	$340,743
Less:
Average goodwill	59,600	58,114
Average identifiable intangible assets, net	6,065	5,244
Total average tangible shareholders' equity	$292,826	$277,385

Return on average shareholders' equity - GAAP	12.17%	11.60%
Return on average tangible shareholders' equity - Non-GAAP	14.90%	14.24%